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EXHIBIT 5.1

Raytheon Company
Executive Offices
141 Spring Street
Lexington, MA  02173
Tel  781.860.2103                                 RAYTHEON
Fax 781.860.3899

John W. Kapples
Assistant General Counsel

June 5, 1998

Raytheon Company
141 Spring Street
Lexington, MA  02173

         Re: Registration Statement on Form S-8 under the Securities Act of 1933, as amended

Ladies and Gentlemen:

          I am Assistant General Counsel to Raytheon Company, a Delaware corporation (the "Company"), and as such, I, and other attorneys in this office, have participated with the Company in the preparation for filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") covering [1,000,000] shares (the "Shares") of the Company's Class B Common Stock, par value $.01 per share, as well as an indeterminate amount of related interests (the "Interests") in the Raytheon Savings and Investment Plan, Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees, Raytheon Employee Savings and Investment Plan, Raytheon Savings and Investment Plan for Specified Puerto Rico Employees, E-Systems Employee Savings Plan, Raytheon TI Systems Savings Plan, Raytheon Salaried Savings and Investment Plan, Raytheon California Hourly Savings and Investment Plan, Raytheon Tucson Bargaining Savings and Investment Plan, Raytheon Savings and Investment Plan (10014) (collectively, the "Plans"), which Shares and Interests may hereafter be acquired by participants ("Participants") in the Plans. In connection with filing the Registration Statement, the rules and regulations of the Commission require my opinion, in my capacity as Assistant General Counsel of the Company, on the matters set forth below.

          In rendering this opinion, I, and other attorneys in this office, have examined and relied upon originals or copies, certified or otherwise, of all such corporate records, documents, agreements or other instruments of the Company, and have made such investigation of law and have discussed with the officers of the Company such questions of fact as we have deemed necessary or appropriate. In rendering this opinion, I have relied upon certificates and statements of officers and directors of the Company as to factual matters, and have assumed the genuiness of all documents submitted as copies.

          Based upon and subject to the foregoing, I am of the opinion that the Shares will be, upon the issuance thereof pursuant to the terms of the respective Plans, legally issued, fully paid and non-assessable.

          I am also of the opinion that the respective Plans confer valid Interests upon Participants, to the extent and upon the terms and conditions described in such Plans.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                        /s/ John W. Kapples
                                            John W. Kapples
JWK/jmh